                            ADMINISTRATION AGREEMENT


     THIS ADMINISTRATION AGREEMENT is made as of April 3, 1995, by and between THE SHAREHOLDER SERVICES GROUP, INC. a Massachusetts corporation ("TSSG"), and the Trusts or Series of Trusts named in Annex 1 hereto, each a Massachusetts business trust (the "Funds").

     WHEREAS, each Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, each Fund desires to retain TSSG to render certain administrative services to the Fund and TSSG is willing to render such services;

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Funds hereby appoints TSSG to act as Administrator of the Funds on the terms set forth in this Agreement. TSSG accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Funds have furnished or shall furnish to TSSG upon request copies properly certified or authenticated of each of the following:

     (a) Resolutions of each Fund's Trustees authorizing the appointment of TSSG to provide certain administrative services to the Fund and approving this Agreement;

     (b) Each Fund's Declaration of Trust filed with the Massachusetts Secretary of State and all amendments thereto (the "Declaration");

     (c)  Each Fund's By-Laws and all amendments thereto (the "By-Laws");

     (d) The Investment Advisory Agreement between Northstar Investment Management Corp. (the "Adviser") and the Funds (the "Advisory Agreements");

     (e) The Custody Agreements between the Custodian for each Fund (the "Custodian") and each of the Funds (the "Custody Agreements");

     (f) The Transfer Agency and Registrar Agreement between The Shareholder Services Group, Inc. (the "Transfer Agent") and the Funds dated as of December 6, 1994, as amended;

     (g) Each Fund's Registration Statement on Form N1-A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, and all amendments thereto; and

     (h) The Exemptive Order pursuant to which the Funds offer multiple classes of shares and the accounting procedures utilized in connection with the multiple class arrangement; and

     (i)  Each Fund's most recent prospectus (the "Prospectus").

     Each Fund will furnish TSSG from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, each Fund will provide TSSG with any other documents that TSSG may reasonably request and will notify TSSG as soon as possible of any matter materially affecting the performance of TSSG of its services under this Agreement.

     3. DUTIES AS ADMINISTRATOR. Subject to the supervision and direction of the Trustees of each Fund, TSSG, as Administrator, will assist in supervising various aspects of the Fund's administrative operations and undertakes to perform the following specific services:

A.   FUND ACCOUNTING

     (a) Accounting and bookkeeping services for each class of shares of each Fund (including the maintenance of such accounts, books and records of each Fund as may be required by Section 3l(a) of the 1940 Act and the rules thereunder), as more fully set forth in the description of TSSG's services contained in Schedule A to this Agreement;

     (b) Valuing each Fund's assets and calculating the net asset value of the shares of the Fund at the close of trading on the New York Stock Exchange in accordance with the Prospectus and the multiple class accounting procedures, as more fully set forth in the description of TSSG's services contained in Schedule A to this Agreement, or if standard valuation procedures cannot be executed, TSSG shall give prompt notification thereof to the affected Fund and such securities shall be valued in accordance with the internal procedures approved by the Trustees of such Fund;

     (c) Reconciling, on a daily basis, the accounting records of the Funds against the records of the Funds maintained and provided by the Funds' Transfer Agent, and reconciling, on a monthly basis, the accounting records of the Funds against the records of the Funds maintained and provided by the Funds' Custodian.

     (d) Maintaining office facilities (which may be in the offices of TSSG or a corporate affiliates) for purposes of providing the services described above, and

     (e) Furnishing statistical and research data, data processing services, clerical services, and internal legal, executive and administrative services and stationery and office supplies in connection with the services described above.

B.   BLUE SKY

     (a) Effecting and maintaining (through the daily monitoring of sales of shares of each Fund), as the case may be, the registration or qualification of shares of the Fund for sale under the securities laws of all fifty states and such other jurisdictions indicated for each Fund from time to time;

     (b) Filing with each appropriate jurisdiction the appropriate materials relating to each Fund, such filings to be made promptly after receiving such materials from the Fund, including Post-Effective Amendments to the Fund's Registration Statement; Annual and Semi-Annual Reports to Shareholders, Notices pursuant to Rule 24f-2 under the 1940 Act; definitive copies of the Fund's Prospectus and Statement of Additional Information and any Supplements thereto; Amendments to the Declaration of Trust, By-Laws, or Distribution Agreement; and Notices of Annual or Special Meetings of Shareholders and related Proxy materials which propose the merger, reorganization or liquidation of a Fund;

     (c) Conveying to each Fund any comments received on such filings and, if desired by the Fund, responding to such comments in such manner as authorized by the Fund; and

     (d) In connection with the foregoing, providing the services of certain persons who may be appointed as officers of the Fund by the Fund's Board of Trustees.

     (e) Remittance to the respective jurisdictions of registration fees for the shares of any Fund, and of any fees for qualifying or continuing the qualification of any Fund. TSSG may request the funds necessary for the payment of fees in advance of the date when the fees become due, or may advance such amounts on behalf of the Fund and invoice the Fund for such out-of-pocket expenses.

C.   OTHER SERVICES

In addition to the foregoing and at the request of each Fund for such additional consideration as the parties shall agree, TSSG may also under render the following services:

     (a) Accumulating information for and, subject to approval by the Fund's Treasurer, preparing reports to the Fund's shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

     (b) Preparing and furnishing the Fund with performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested.

     In performing all services under this Agreement, TSSG shall act in conformity with the Fund's Articles and By-Laws, the 1940 Act, and the Investment Advisers Act of 1940, as the same may be amended from time to time; and the investment objective, investment policies and other practices and policies set forth in the Fund's Registration Statement, as such Registration Statement and practices and policies may be amended from time to time.

     4. ALLOCATION OF EXPENSES. TSSG shall bear all expenses in connection with the performance of its services under this Agreement except as otherwise specially provided herein.

     (a) TSSG will from time to time employ or associate with itself such person or persons as TSSG may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both TSSG and one or more Funds. The compensation of such person or persons shall be paid by TSSG and no obligation shall be incurred on behalf of any Fund in such respect.

     (b) TSSG shall not be required to pay any of the following expenses incurred by the Fund: taxes and fees payable to Federal, state and other governmental agencies; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by any Fund.

     (c) For the services to be rendered, the facilities to be furnished and the payments to be made by TSSG, as provided for in this Agreement, each Fund will pay TSSG monthly the fees set forth in Schedule B to this Agreement. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to TSSG, the value of each Fund's net assets shall be computed at the times and in the manner specified in each Fund's Registration Statement.

     (d) TSSG will bill the Funds as soon as possible after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Fund will promptly pay to TSSG the amount of such billing.

     5. LIMITATION OF LIABILITY. TSSG shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from TSSG's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Funds will indemnify TSSG against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of TSSG in the performance of such obligations and duties or by reason of its reckless disregard thereof.

     6.   TERMINATION OF AGREEMENT.

     (a) This Agreement shall be effective on the date first written above and shall continue for one (l) year (the "Initial Term"), unless earlier terminated pursuant to the terms of this

Agreement. Thereafter, this Agreement shall automatically be renewed for successive one year term ("Renewal Term").

     (b) Either party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term upon not less than ninety (90) days or more than one hundred-eighty (180) days prior written notice to the other party.

     (c) In the event a termination notice is given by any Fund, all expenses associated with movement of records and materials and conversion thereof will be borne by the Fund.

     (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If TSSG is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of TSSG with respect to services performed prior to such termination of rights of TSSG to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     7. AMENDMENT TO THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     8.   MISCELLANEOUS.

     (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to any Fund or TSSG shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                         To the Funds:
                         c/o Northstar Administrators
                         Two Pickwick Plaza
                         Greenwich, Connecticut 06830

                         To TSSG:

                         The Shareholder Services Group, Inc.
                         Exchange Place - 025-004B
                         Boston, Massachusetts 02109
                         Attn:  Patricia L. Bickimer, Esq.

     (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

     (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

     (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the Fund that are exchanged or received pursuant to the performance of TSSG's duties under this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except as specifically authorized by any Fund or as may be required by law.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date, first written above.


                              THE SHAREHOLDER SERVICES GROUP. INC.



                              By:
                                 --------------------------------------------
                                 Name:  Richard W. Ingram
                                 Title:  Vice President and Division Manager



                              NWNL NORTHSTAR SERIES TRUST



                              By:
                                 --------------------------------------------
                                 Name:
                                 Title:  Sr. Vice President

                            NORTHSTAR ADVANTAGE FUNDS



                              NORTHSTAR ADVANTAGE HIGH YIELD FUND



                              By:
                                 ---------------------------------------------
                                   Name and Title


                              NORTHSTAR ADVANTAGE INCOME FUND


                              By:
                                 ---------------------------------------------
                                   Name and Title


                              NORTHSTAR ADVANTAGE GROWTH FUND


                              By:
                                 ---------------------------------------------
                                   Name and Title


                              NORTHSTAR ADVANTAGE SPECIAL


                              By:
                                 ---------------------------------------------
                                   Name and Title


                              NORTHSTAR ADVANTAGE STRATEGIC INCOME FUND


                              By:
                                 ---------------------------------------------
                                   Name and Title


                              NORTHSTAR ADVANTAGE GOVERNMENT SECURITIES FUND


                              By:
                                 ---------------------------------------------
                                   Name and Title

                                     ANNEX 1


                             NORTHSTAR SERIES TRUST
                    (To Be Renamed Northstar Advantage Trust)

                       NWNL NORTHSTAR HIGH YIELD BOND FUND
           (To Be Renamed Northstar Advantage High Total Return Fund)

                      NWNL NORTHSTAR INCOME AND GROWTH FUND
           (To  Be Renamed Northstar Advantage Income and Growth Fund)

                      NWNL NORTHSTAR MULTI-SECTOR BOND FUND
           (To Be Renamed Northstar Advantage Multi-Sector Bond Fund)

                      * NORTHSTAR ADVANTAGE HIGH YIELD FUND
                        * NORTHSTAR ADVANTAGE INCOME FUND
                        * NORTHSTAR ADVANTAGE GROWTH FUND
                       * NORTHSTAR ADVANTAGE SPECIAL FUND
                   * NORTHSTAR ADVANTAGE STRATEGIC INCOME FUND
                * NORTHSTAR ADVANTAGE GOVERNMENT SECURITIES FUND





                            * BLUE SKY SERVICES ONLY.

                                   SCHEDULE A

                            FUND ACCOUNTING SERVICES

These services include:

     -    Portfolio and General Ledger Accounting

     -    Daily Pricing

     -    Daily Multiple Classes of Shares Valuation and NAV Calculation

     -    Client Reporting

PORTFOLIO AND GENERAL LEDGER ACCOUNTING
The Shareholder Services Group performs Portfolio and General ledger Accounting in accordance with Section 31 of the Investment Company Act of 1940. Our PC-based mutual fund accounting system was created to provide real-time, on-line, multi-currency, multi-class accounting and reporting. The system is a personal computer-based, networked system, which:

     - Processes multi-currency transactions with real-time general ledger posting and on-line inquiry;
     - Contains shared master files, exchange rate files and security price files;
     - Provides on-line, real-time valuation including the calculation of Net Asset Values;
     - Is designed for flexibility to handle new security types and regulatory changes;
     - Provides functionality for capital stock, expenses, distributions and NAV calculations at the class level.

The fund accounting process meets all current regulatory, tax and financial statement reporting requirements and was designed with the flexibility to handle new security types and regulatory changes. Each transaction type utilizes standardized posting rules and controls to ensure accuracy. Our multi-currency tax lot accounting process allows clients to use FIFO, LIFO or Specific Lot Costing method when using tax lot basis accounting.

The system offers multi-currency reports that calculate the costs in local and base. The system is able to produce Portfolio, Trade, Foreign Exchange, Valuation, General Ledger and other specialized reports and inquiry screens. This flexibility is passed along to our clients in that we are able to work with them to create all required reports.

DAILY PRICING
Mutual Fund pricing is processed on a daily basis. Market prices are received from our vendors and are input to the database via automated feed, thereby enhancing the accuracy of input of market quotations to the fund's portfolio. All prices are verified by reviewing up-to-the-minute news stories and the latest corporate action notifications. Additionally, all price changes are compared to market indices for reasonableness. Once prices are verified, they are released from the database to the fund for valuation by the Fund Accountants.

Security price quotations are supplied electronically by the following commercial vendors to The Shareholder Services Group:
          Interactive Data Corporation            Reuters
          Merrill Lynch                           Standard & Poor's
          Muller Data Corporation                 Telerate
          Quotron

The Fund Accounting system supports an Account Master File that contains source identifiers. These identifiers are used to define the selected pricing vendor, as well as the pricing preferences for each portfolio.

DAILY VALUATION AND N.A.V. CALCULATION
Fund Net Assets, including portfolio holdings, currency, receivables and payables for investments, receivables and payables for foreign exchange contracts and income receivables are valued daily by the Fund Accounting group.

The valuation and calculation of the Net Asset Value of each fund undergoes multiple reviews by the Fund Accountant, Senior Fund Accountant and Unit Manager. Standard Quality Control and Proof procedures are performed daily at the fund level before Net Asset Values are released to NASDAQ and/or the Transfer Agent. Net Asset Values are reported to NASDAQ by 5:40 p.m. EST and to the fund's transfer agent by 6:00 p.m. EST.

CLIENT REPORTING
Fund Accounting reports cash availability, trade status and corporate actions information to the client. The standard report package includes, but is not limited to:

     -    Portfolio and Currency Valuation
     -    Daily Trial Balance
     -    Pending Settlement Reports
     -    Interest Journal
     -    Amortization/Accretion Journal
     -    Daily Transaction Reports
     -    Working Appraisal
     -    Interest and Dividend Receivable Reports

CLIENT REPORTING (CONTINUED)
All accounting reports include both base and local currency. Comprehensive reporting is available on Portfolio Activity, Currency Transactions, Accrued Income, Broker Commissions, Currency Gain and Loss and Subscriptions and Redemptions.

CUSTOMIZED REPORTING IS DEVELOPED TO ACCOMMODATE YOUR SPECIFIC NEEDS. We are committed to providing flexible reporting systems that enable us to accommodate special requests. Recent changes, as a result of client requests, have included various reports on Government Bond funds by issuer and coupon, interest summarization, modified pricing reports and wash sale analysis reports.

We have also developed Tax-Exempt Income Reporting, which enables our clients to receive a variety of data on tax-exempt securities including daily rate changes, pay frequencies, accrual periods, verification of interest bought/sold and the identification of due bill requirements. Like our standard report package, all customized reports may be delivered via hard copy or electronic transmission.

QUALITY ASSURANCE PROCEDURES
The source of quality service to our clients is based upon efficient and effective system processing and detailed control procedures to ensure completeness and accuracy of accounting transactions and valuations. Our Standardized Daily Workflow and Proof Package, Monthly Management Report and Daily Standard Control Procedures are used to provide consistent and accurate service.

FUND ACCOUNTING:  STANDARDIZED DAILY WORKFLOW
The following Daily Workflow depicts the basic operations performed by Fund Accounting each day. This standardization of tasks provides control and ensures accuracy and efficiency.

TIME           TASK                                    DESCRIPTION
----           ----                                    -----------
9:00-9:30      Cash Reconciliation                Reconcile prior day ending
                                                  cash balance per Custodian's
                                                  records and the Accounting
                                                  System to the prior day ending
                                                  cash balance, per the reported
                                                  Cash Availability.

9:30-10:00     Cash Availability                  Combine all activity affecting
                                                  the fund's cash account and
                                                  produce a net cash amount
                                                  available for investment.
                                                  Communicate investable cash to
                                                  the Advisor.

9:00-12:30     Foreign Currency Settlements       Foreign currency balances are
                                                  reconciled daily between the
                                                  custody system and the Fund
                                                  Accounting Currency Balances.

9:30-10:30     Capital Stock Entry                Verify daily transactions from
                                                  the Transfer Agent. Input
                                                  transactions to the Fund
                                                  Accounting System.

10:30-11:00    Expense Accruals                   Standard daily expense
                                                  accruals are calculated by the
                                                  Fund Accounting System and
                                                  verified by the Fund
                                                  Accountant.

11:00-3:30     Trade Entry                        Upon receipt of instructions
                                                  from the Investment Advisor,
                                                  the Fund Accountant reviews,
                                                  records and transmits buys,
                                                  sells and Foreign Exchange
                                                  Contracts to the Custodian.

1:30-2:00      Income and Corporate Actions       Upon availability of the
                                                  current day's Foreign Exchange
                                                  Rates, the Fund Accountant can
                                                  run the income and corporate
                                                  actions process via the Fund
                                                  Accounting System.

2:00-5:00      Valuation                          As Portfolio prices are
                                                  released to the Fund
                                                  Accounting System, the Fund
                                                  Accountant runs the Valuation
                                                  process and completes reviews
                                                  of market Prices.

2:00-5:35      Report Production                  The Fund Accountant generates
                                                  daily reports needed to review
                                                  and confirm the system
                                                  generated NAV Calculation.

3:30-5 40      Managerial Review                  The Unit Manager reviews the
                                                  daily control package
                                                  completed by the Fund
                                                  Accountant. Throughout the day
                                                  the Senior Fund Accountant has
                                                  also reviewed the package and
                                                  monitored the status of the
                                                  Fund.

                                                  The Unit Manager verifies the
                                                  changes in market value to the
                                                  various market indexes.

                                                  Using the Trial Balance, the
                                                  Unit Manager identifies and
                                                  verifies the impact of current
                                                  day fund activity on a per
                                                  share basis.

5:40-6:00      Fund End of Day                    Upon verification of the NAV
                                                  calculation, the Unit Manager
                                                  runs the Fund End of Day
                                                  processing in which the Fund
                                                  Accounting System checks that
                                                  Valuation has been run and
                                                  Capital Stock Activity has
                                                  been recorded for the day.
                                                  This process makes all
                                                  temporary postings permanent.

QUALITY ASSURANCE PROCEDURES (CONTINUED)
Our Standardized Daily Proof package covers all Balance Sheet and Capital Accounts. Fund Accountants are required to complete the package daily for managerial review.

DAILY STANDARD CONTROL PROCEDURES
The procedures are used to ensure the integrity of the Security Master File, to verify the accuracy in processing Corporate Actions and to ensure that the Daily Proof package and managerial review of the Net Asset Value calculation is performed, documented and communicated.

MONTHLY MANAGEMENT REPORT
Client managers provide you with the flexibility for implementing individually tailored reporting and for monitoring the resolution of your inquiries. Each client receives a monthly management report for their funds containing:

     -    An Executive Summary of the month's activity
     - Statistical reporting related to NAV, subscription and redemption activity, trade settlements, distributions, compliance, past-due income and cash availability
     - Key dates, such as ex-dividend dates and Client deliverables, such as report delivery, planned conference calls and audit timelines.
     - Project update relating to the status of client inquiries and requests.
     - A contact list of managers and fund accountants assigned to your portfolios.

                                   SCHEDULE B

                                FEE SCHEDULE FOR
                             ADMINISTRATIVE SERVICES



     A.   FUND ACCOUNTING SERVICES

Portfolio and General Ledger Accounting           Daily, Monthly, and Year-to-Date Reporting
Daily Pricing of all Securities                   Daily Reporting of Choice One Data
Daily Valuation and N.A.V. Calculation

     I.   CHARGES/OUT OF POCKET EXPENSES

First $750 Million of net assets                  8 Basis Points
Next $1.25 Billion of net assets                  6 Basis Points
Excess of $2 Billion of net assets                4 Basis Points

All reasonable Out-of-Pocket expenses to include, but not limited to, such items as telephone, wire charges, courier services, etc. Because most securities are held by more than one client pricing charges are passed through to our clients on a prorated basis.

     B.   BLUE SKY

     - Electronically receiving shares sold by state by fund on a daily basis from the transfer agent.
     - Monitoring daily the shares sold versus shares registered for each fund in each state to insure the fund does not sell more than they are registered for and thus incur state fines.
     -    Filing annual registration renewals for each fund in each state.
     - Filing post effective amendments to SEC filings and other required fund documents with the states.
     - Passing on inquiries and correspondence related to filings from the states to clients and assisting with responses to the states.
     -    Initial filings for new funds with the states.
     - Working with each state's Blue Sky Staff to resolve issues and streamline the funds registration process.

     I    FEES/OUT-OF-POCKET EXPENSES:
          Per Portfolio, Per Class, Per Annum               $5,000 flat fee
          Fee for Classes A, B and C                        $2,000
          Fee for Class T                                   $l,000

          Data Transmission charges, initial transfer, agent hookup charges, Federal Express, mail and delivery charges.

     C.   OTHER SERVICES

FINANCIAL AND PERFORMANCE REPORTING:

     - Coordinate Financial Statement Preparation (annuals, semi-annuals, etc.) from drafts to finished reports
     -    Copy and distribute shareholder report drafts
     -    N-SAR Reporting
     - Provide fund performance statistics including: Total Return, SEC Yield, Dividend Summary, and Quarter End Reports on fund services to client's advisory and marketing departments, database service firms, and general media.
     -    Initial set-up of new funds with database service companies.

     FEES/OUT-OF-POCKET EXPENSES:
     Per Portfolio, Per Annum                To Be Negotiated

     All reasonable out of pocket expenses.